As filed with the Securities and Exchange Commission on February 05, 2020.

Registration No. 333-236274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	9082	90-1073143
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 Las Olas Way, Suite 100

Ft. Lauderdale, FL 33301

Phone: (855) 470-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darwin Fogt

Chief Executive Officer

333 Las Olas Way, Suite 100

Ft. Lauderdale, FL 33301

Phone: (855) 470-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

The Lonergan Law Firm, LLC

Lawrence R. Lonergan, Esq.

96 Park Street

Montclair, NJ 07042

(973) 641-4012

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(5)
Units consisting of shares of Series B Preferred Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share	2,000,000	$25.00	$50,000,000
Shares of Series B Preferred Stock, included as part of the Units	2,000,000
Common Stock Purchase Warrants to purchase common stock, included as part of the Units (2)	10,000,000
Shares of Common Stock, par value $0.001 per share, issuable upon exercise of the Warrants (3)(4)	10,000,000	$3.00	$30,000,000
Total	22,000,000		$80,000,000	$10,384

(1)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate Offering price.
(2)	In accordance with Rule 457(i) promulgated under the Securities Act, because the shares of our common stock underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.
(3)	We are issuing five (5) Common Stock Purchase Warrants (the “Warrants”) each exercisable to purchase one (1) share of our common stock as part of the units offered hereunder (the “Units”). Each Unit consists of: (i) one (1) share of 13% Series B Preferred Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred”); and (ii) five (5) Warrants. The Warrants are exercisable for a period of five (5) years from the date of issuance at a price of $3.00 per share.
(4)	No additional registration fee is payable pursuant to Rule 457(g) promulgated under the Securities Act.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 (Amendment No. 1) to the Registration Statement on Form S-1 (File No. 333-236274) of eWELLNESS HEALTHCARE CORPORATION (Registration Statement) is being filed solely for the purpose of filing Exhibit 23 as part of the Registration Statement. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement.

Item 16. Exhibits and Financial Statements.

(b) Exhibits

Exhibit No.	Description
23	Auditor’s Consent

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ft. Lauderdale, State of Florida on February 05, 2020.

eWELLNESS HEALTH CORPORATION

By:	/s/ Darwin Fogt
Darwin Fogt
Chief Executive Officer (Principal Executive Officer)

By:	/s/ David Markowski
David Markowski
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas MacLellan	Chairman of the Board	February 05, 2020
Douglas MacLellan

/s/ Darwin Fogt	Chief Executive Officer (Principal Executive Officer) and	February 05, 2020
Darwin Fogt	Director

/s/ David Markowski	Chief Financial Officer (Principal Financial and Principal	February 05, 2020
David Markowski	Accounting Officer) and Director

/s/ Curtis Hollister	Chief Technology Officer and Director	February 05, 2020
Curtis Hollister